Exhibit 23.1

CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

Board of Directors
Somanta Pharmaceuticals, Inc.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-139007) of Somanta Pharmaceuticals, Inc. (the “Company”) of our report dated June 27, 2007, relating to the consolidated financial statements for the years ended April 30, 2007 and 2006, and for the period from inception of operations (April 19, 2001) to April 30, 2007, which appear in this Form 10-KSB.

We also hereby consent to the inclusion of our report dated June 27, 2007, relating to the consolidated financial statements of the Company for the years ended April 30, 2007 and 2006, and for the period from inception of operations (April 19, 2001) to April 30, 2007, which appear in this Form 10-KSB in the prospectus supplement related to the Company’s Registration Statement on Form SB-2 (No. 333-132176).

/s/ Stonefield Josephson, Inc.

CERTIFIED PUBLIC ACCOUNTANTS

Irvine, California
June 27, 2007